Exhibit 10.77

CoroWare, Inc.

(A Delaware corporation)

10% CONVERTIBLE NOTE

THIS NOTE AND ANY SHARES OF THE COMMON STOCK OF COROWARE, INC. ACQUIRED UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ‘‘ACT’’), NOR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO SUCH SECURITIES UNDER THE ACT AND QUALIFICATION UNDER APPLICABLE STATE LAW WITHOUT AN OPINION OF COUNSEL SATISFACTORY TO BORROWER THAT SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED.

$20,000.00	Date: December 10, 2014	Note JR-2014-03

FOR VALUE RECEIVED, CoroWare, Inc., a Delaware corporation (“Borrower”), hereby unconditionally promises to pay as set forth herein to the order of Jared Robert with principal address at 1323 N 100 E, Lehi, UT 84043 (“Holder”) or its assignee, in lawful money of and within the United States of America and in immediately available funds, the principal sum of Twenty Thousand US Dollars ($20,000.00) (the “Principal Amount”), together with accrued and unpaid interest thereon, in the manner Set forth herein. Borrower further agrees to pay interest on the Principal Amount at the compounded rate per annum of 10% (ten per cent, the “Stated Interest Rate”) on the outstanding Principal Amount. Interest shall be calculated from and including the date of this Note until such Principal Amount has been repaid in full or until the Note has been converted. Interest shall be paid annually and shall be calculated on the basis of 365 day or 366 day year, as the case may be, for the actual number of days elapsed.

1. Principal Repayment. The outstanding Principal Amount and interest shall be payable on June 10, 2015 (“Repayment Date”), unless otherwise converted in accordance with Section 2 below.

2. Conversion Rights. At any time during the term of this Note, the Holder may deliver a written notification (the “Notice of Conversion”) to the Borrower setting forth the portion of the principal amount of the Note and/or interest due and payable that the Holder exercises its conversion rights with respect thereto, subject to the terms and provisions set forth below..

2.1 Conversion into the Borrower’s Common Stock

(a) The Holder shall have the right, but not the obligation, from and after the Borrower’s receipt of an Notice of Conversion or the occurrence of any Event of Default, as the case may be, provided the conditions of Section 2.1 have been fulfilled, and then at any time until this Note is fully paid, to convert the principal portion of this Note and/or interest due and payable set forth in each such Notice of Conversion or the entire principal portion of this Note and/or interest due and payable following the occurrence or an Event of Default, as the case may be, into fully paid and non-assessable shares of common stock of the Borrower as such stock exists on the date of issuance of this Note, at the conversion price as defined in Section 2.1(b) hereof (the “Conversion Price”).

Upon delivery to the Borrower of a Notice of Conversion substantially in the form attached to this Note, giving the Holder’s written request for conversion (the date of giving such notice of conversion being a “Conversion Date”), the Borrower shall issue and deliver to the Holder within five (5) business days from the Conversion Date that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing.

(b) The Conversion Price shall be the lesser of $0.01 or 60% of the lowest closing price for the Common Stock on the principal trading exchange or market for the Common Stock, the “Principal Market”) where the Common Stock is listed or traded, for the twenty (20) trading days prior to but not including the Conversion Date. If the Conversion Shares are not deliverable by DWAC (Deposit/Withdrawal at Custodian) an additional 10% discount will apply. If the shares are ineligible for deposit into the DTCC (Depository Trust & Clearing Corporation), an additional 5% discount shall apply. The Conversion Price may be adjusted pursuant to the terms of this Debenture.

(c) The Conversion Price described above shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

A. Merger, Sale of Assets, etc. If the Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other person or entity, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

B. Reclassification, etc. If the Borrower at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase an adjusted number of such securities and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

C. Stock Splits. Combinations and Dividends. If the shares of the Borrower’s Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

D. Stock Sale. If, prior to conversion of the entirety of this Note, the Borrower enters into any agreement to sell its Common Stock or a convertible instrument that converts into its Common Stock prior to conversion of this Note at a price less than the Conversion Price of this Note, then the Conversion Price of any outstanding principal and interest of this Note shall be reset to the price of that offering.

2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall, at the request of the Holder, be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

2.3 Maximum Conversion. The Holder shall not be entitled to convert on a Conversion Date that amount of the Notes in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Notes with respect to which the determination of this provision is being made on a Conversion Date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder.

3. Place of Payment; Application of Payments. All amounts payable hereunder shall be payable to Lender in United States dollars to such bank account as shall be designated by Lender in immediately available funds or as otherwise specified to Borrower in writing, except if converted as per Section 2 above. Payment on this Note shall be applied first to any expenses of collection, then to accrued interest, and thereafter to the outstanding principal balance hereof.

4. Default. The following events shall each be an “Event of Default” under this Note:

A. Bankruptcy or insolvency of Borrower;

B. Borrower’s failure to pay any of the Principal Amount due under this Note on the date the same becomes due and payable, or any accrued interest or other amounts due under this Note after the same becomes due and payable; and

C. Breach of any material covenant or agreement contained in this Note and such breach remains uncured for a period of 15 days after written notice hereof is received by Borrower from Lender.

Upon the occurrence of an Event of Default, the unpaid Principal Amount, all unpaid accrued interest thereon and all other amounts owing hereunder may, at the option of Lender, become immediately due and payable to Lender, provided, however, that upon the occurrence of an Event of Default described in this Section 4, all indebtedness of Borrower to Lender shall become immediately due and payable without any action of Lender. Effective upon an Event of Default that is not cured for a period of30 days after such Event of Default, the interest rate on this Note shall increase to 5% per annum in excess of the Stated Interest Rate.

5. Covenants.

A. Use of Proceeds. The Borrower will not receive any proceeds from this Note since this Note is being issued solely in payment of certain accrued and unpaid amounts due the Lender for legal services received by the Borrower from the Lender.

B. Compliance with Agreements. The Borrower shall perform and observe, or cause to be performed or observed, as the case may be, all of the provisions in its certificate of incorporation, its bylaws, and the obligations pursuant to the terms, agreements and covenants of this Note and all documents and agreements executed or delivered in connection with this Note. The Borrower expressly represents that Borrower has the full power and authority to deliver the Note, that the Note has been duly authorized, executed and delivered by the Borrower, and Borrower’s obligations under the Note are legal, valid, binding and enforceable, absolute and unconditional.

C. Preservation of Corporate Existence and Business. The Borrower shall use best efforts to preserve intact its present business organization, rights and privileges and present goodwill and, to the best of its ability, its relationships existing with other parties and shall at all times cause to be done all things necessary to maintain, preserve, and renew its corporate existence and shall observe and conform with all valid requirements of all governmental authorities relating to the conduct of the business of the Borrower, the failure of which would have a material. Adverse effect upon the Borrower’s business or financial condition. The Borrower shall maintain and keep in force all material licenses, permits and agreements necessary to the conduct of its businesses.

D. Maintenance of Properties. The Borrower shall maintain and keep its properties, real and personal, in good repair, working order, and condition, and from time to time make all necessary or desirable repairs, renewals, and replacements, so that its business may be properly and advantageously conducted at all times.

E. Taxes and Other Obligations. The Borrower shall pay and discharge all taxes, assessments, interest and installments on mortgages and governmental charges against it Or against any of its properties, upon the respective dates when due, except to the extent that such taxes, assessments, interest, installments and governmental charges are contested in good faith and by appropriate proceedings.

F. Compliance with Obligations, Laws, Etc. The Borrower shall comply with all of the obligations which it has incurred or to which it becomes subject pursuant to any contract or agreement, whether oral or written, express or implied, the breach of which might have a material adverse effect upon its business or financial condition, unless and to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves have been set aside on its books with respect thereto. The Borrower shall comply with all applicable laws, rules and regulations of all governmental authorities.

6. Representations and Warranties of the Lender. The Lender hereby warrants and represents to the Borrower that:

A. Understanding RE: This Note as a Restricted Security. The Lender understands that this Note and any shares of the Borrower’s Common Stock acquired upon conversion of this Note (the “Subject Shares”), have not been registered under the Securities Act of 1933, as amended (the “1933 Act”) and that the Lender will be required to bear the economic and financial risk of holding this Note and all said Subject Shares for an indeterminate period of time.

B. Status of Lender. The Lender is an “accredited investor” as that term is defined in Rule 50 l of Regulation D of the 1933 Act and is also sophisticated and experienced in acquiring the securities of small public companies with an ability to fully evaluate the risks and uncertainties associated with such investments.

C. Matter of Trading Markets. The Lender understands that there is no trading market for this Note and there is no likelihood that any trading market will ever develop. Further, the Lender understands that there is only a limited and sporadic trading market for the Borrower’s Common Stock and there can be no assurance that any continuous and liquid trading market for the Borrower’s Common Stock will ever develop or, if it does develop, that it will be sustained.

D. Subordinate to Existing and Future Debt. The Note issued to the Lender is subordinate to the Borrower’s existing and future debt. The Subject Shares acquired upon conversion of the Note will also be subordinate to existing and future debt.

E. Limited Financial and Managerial Resources. The Borrower has limited financial and managerial resources and the Borrower’s ability to respond to financial and managerial challenges in the marketplace are limited. In the event that the Borrower encounters competitive and technological challenges from others, there can be no guarantee that the Borrower will have the ability to obtain sufficient financial and managerial resources to meet any one or more of these challenges successfully.

F. Receipt of Annual Reports on Form 10-K and Quarterly Reports on Form 10-0. Prior to acquiring the Note, the Lender reviewed each of the Borrower’s Annual Report on Form 10-K for the fiscal years ending 2011 and 2012 together with each of the Quarterly Reports for the fiscal 2013 fiscal year through the present, all as filed with the Securities and Exchange Commission with the result that the Lender understands that the Lender’s acquisition of the Note must be considered a “HIGH RISK” investment with the likelihood that the Lender may lose all or substantially all of their investment. A copy of the Borrower’s Annual Report on Form 10-K for the fiscal year ending December 31, 2012 and the Quarterly Reports on Form 10-Q for 2013 are each attached to Exhibit A hereto and is incorporated by reference herein.

G. Losses, Negative Cash Flow. Limited Equity, and Need for Additional Capital. The Borrower has had a history of losses and negative cash flow and there can be no assurance that the Borrower will achieve profitability or positive cash flow or if it does, that it can be sustained. The Borrower also has limited equity and a need to raise additional capital but without any assurance that it can raise any additional capital. For these and other reasons, the Lender understands that it should be prepared to lose their entire investment.

H. Risk Factors in Annual Report on Form 10-K. Prior to acquiring the Note, the Lender reviewed and understands the Risk Factors set forth in the Borrower’s Annual Report on For5m 10-K and has had sufficient opportunity to ask questions of the Borrower’s officers and directors regarding the Borrower and its affairs and prospects and to receive answers thereto.

I. No Collateral and No Guarantor. The Note is unsecured and no collateral has or will be given to secure the Borrower’s obligations to the Lender. Further, no guarantor has or will be giving any guaranty to the Lender. In the event that the Borrower defaults on its obligations to the Lender, the Lender should be prepared to suffer the total loss of their investment.

J. Survival. All of the representations made herein by the Lender shall survive the issuance of this Note and continue thereafter until the sixth anniversary of this Note as measured from the date first stated above.

7. Waiver. TO THE FULLEST EXTENT PERMITIED BYLAW, LENDER AND BORROWER AGREE THAT NEITHER OF THEM NOR ANY ASSIGNEE OR SUCCESSOR SHALL (I) SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER ACTION BASED UPON; OR ARISING OUT OF, THIS NOTE, ANY RELATED INSTRUMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THEM, (II) SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A TT.JRYTRIAL CANNOT BE OR HAS NOT BEEN WAIVED OR (III) MAKE ANY CLAIM FOR CONSEQUENTIAL, PUNITNE OR SPECIAL DAMAGES. THE PROVISIONS OF THIS PARAGRAPH HAVE BEEN FULLY DISCUSSED BY LENDER AND BORROWER, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NEITHER THE LENDER NOR THE BORROWER HAS AGREED WITH OR REPRESENTED TO THE OTHER THAT THE PROVISIONS OF THIS PARAGRAPH WILL NOT BE FULLY ENFORCED IN ALL INSTANCES. BORROWER WAIVES PRESENTMENT AND WRITTEN DEMAND FOR PAYMENT, NOTICE OF DISHONOR, PROTEST AND NOTICE OF PROTEST OF THIS NOTE. THE RIGHT TO PLEAD ANY AND ALL STATUTE OF LIMITATIONS AS A DEFENSE TO ANY DEMANDS HEREUNDER IS HEREBY WAIVED TO THE FULLEST EXTENT PERMITTED BYLAW.

8. Attorneys Fees; Collection Costs. If there has been an Event of Default by Borrower hereunder, Lender shall be entitled to receive and Borrower agrees to pay all costs of enforcement and collection incurred by Lender, including, without limitation, reasonable attorney’s fees relating thereto.

9. Notices. Unless otherwise specified herein, all notices all notices hereunder shall be in writing and shall be deemed to have been given when delivered by hand, or on the third business day after properly deposited with the United States Postal Service) as certified mail, return receipt requested, postage prepaid, or on the first business day after properly deposited with an overnight courier of national standing, addressed to the address indicated below:

If to the Borrower, at:

CoroWare, Inc.

Attention: Chief Executive Officer

601 108th Avenue NE

Suite 1900

Bellevue, WA 98004

If to the Lender, at:

Jared Robert

1323 N 100 E

Lehi, UT 84043

or at any address specified by Borrower or Lender in writing.

10. Expenses. The Borrower shall pay all expenses of the Lender in connection with the preparation of this Note or other documents executed in connection therewith, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the obligations hereunder, provided that Borrower shall not have to pay any such expenses in excess of $1,000 and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder. The Borrower shall also pay all expenses of the Lender in connection with the waiver or amendment of this Note and the administration, default or collection of any amount due under this Note or other obligations or administration, default, collection in connection with the Lender’s exercise, preservation or enforcement of any of its rights, remedies or options hereunder, including, without limitation, fees of outside legal counsel or the allocated costs of in-house legal counsel, accounting, consulting, brokerage or other similar professional fees or expenses, and any fees or expenses associated with any travel or other costs relating to any appraisals or examinations conducted in connection with the obligations hereunder, and the amount of all such expenses shall, until paid, bear interest at the rate applicable to principal hereunder.

11. No Waivers of Lender’s Rights. No failure or delay by the Lender in exercising any right, power or privilege hereunder or under any other documents or agreements executed in connection herewith shall operate as a waiver thereof; nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies in this Note provided are cumulative and not exclusive of any rights or remedies otherwise provided by agreement or law.

12. Amendments. Neither this Note nor any provision hereof may be amended, waived, discharged or terminated except by a written instrument signed by the Lender and, in the case of amendments, by the Borrower.

13. Binding Effect of Note. This Note shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns; provided that neither the Borrower nor the Lender may assign or transfer its rights or obligations hereunder.

14. Partial Invalidity. The invalidity or unenforceability of anyone or more phrases, clauses or sections of this Note shall not affect the validity or enforceability of the remaining portions of it.

15. Captions. The captions and headings of the various sections and subsections of this Note are provided for convenience only and shall not be construed to modify the meaning of such sections or subsections.

16. Entire Agreement. This Note and the documents and any agreements executed in connecti n here ith constitute the final agreement of the parties hereto and supersede any prior agreement or understand mg, wntten or oral, with respect to the matters contained herein and therein.

17. Arbitration. Any dispute or claim arising to or in any way related to this Agreement shall be settled by binding arbitration in Redmond, Washington but any dispute or controversy arising out of or interpreting this Agreement shall be settled in accordance with the laws of the State of Washington as if this Agreement were executed and all actions were performed hereunder within the State of Washington. All arbitration shall be confidential and shall be conducted in accordance with the rules and regulations of the American Arbitration Association (“AAA”). AAA shall designate an arbitrator from an approved list of arbitrators following both parties’ review and deletion of those arbitrators on the approved list having a conflict of interest with either party. Each party shall pay its own expenses associated with such arbitration. A demand for arbitration shall be made within a reasonable time after the claim, dispute or other matter has arisen and in no event shall such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute or other matter in question would be barred by the applicable statutes of limitations. The decision of the arbitrators shall be rendered within 60 days of submission of any claim or dispute, shall be in writing and mailed to all the parties included in the arbitration. The decision of the arbitrator shall be binding upon the parties and judgment in accordance with that decision may be entered in any court having jurisdiction thereof.

TillS NOTE HAS BEEN EXECUTED AND DELIVERED IN THE STATE OF WASHINGTON, UNITED STATES OF AMERICA. TillS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF KING COUNTY, STATE OF WASHINGTON, EXCLUDING CONFLICT OF LAWS PRINCIPLES THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION.

FOR COROWARE, INC.:

By:	/s/ Lloyd T. Spencer
Name:	Lloyd T. Spencer
Title:	President and CEO
Date:	December 10, 2014

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

The undersigned hereby elects to convert $___________ of the principal and $_________ of the interest due on the Convetible Note issued by COROWARE, INC. on December 10, 2014 into shares of common stock of COROWARE, INC. (the “Company”) according to the conditions set forth in such Note, as of the date written below.

Date of Conversion: ______________________________________________________________________________

Conversion Price: _________________________________________________________________________________

Address and contact details of person to whom the shares should be delivered:

 _____________________________________________________________________________________________

 _____________________________________________________________________________________________

Signature: _______________________________________________________________________________________

Print Name:. ______________________________________________________________________________________

Title: ___________________________________________________________________________________________

Address: ______________________________________________________________________________________

______________________________________________________________________________________________

Page 9 of 9